Exhibit 10.1

Stock Purchase Agreement

This Stock Purchase Agreement (this “Agreement”), effective as of March 14, 2014 (the “Effective Date”), is entered into by and between Bristol-Myers Squibb Company, a Delaware corporation (“BMS”), and Five Prime Therapeutics, Inc., a Delaware corporation (“FivePrime”). BMS and FivePrime are referred to individually as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, FivePrime and BMS have entered into a Research Collaboration and License Agreement (the “Collaboration Agreement”), effective as of March 14, 2014;

WHEREAS, in connection with the Collaboration Agreement, BMS desires to purchase and FivePrime desires to sell, shares of common stock, par value $0.001 per share, of FivePrime (“Common Stock”) in such amount and upon the terms and conditions set forth in this Agreement;

WHEREAS, FivePrime and BMS are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act, including Rule 506 of Regulation D promulgated thereunder;

WHEREAS, the capitalized terms used herein and not otherwise defined have the meanings given them in Section 8;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Purchase and Sale of Common Stock.

1.1.	Purchase and Sale of Common Stock. At the Closing, FivePrime will issue and sell to BMS, and BMS will purchase from FivePrime 994,352 shares of Common Stock (the “Shares”). The purchase price for the Shares is $21.16 per share (as calculated in accordance with Exhibit A hereto) for an aggregate purchase price of $21,040,488.32 (the “Purchase Price”).

1.2.	Payment. At the Closing, BMS will pay to FivePrime the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by FivePrime to BMS not less than three (3) business days prior to the Closing. On the Closing Date, FivePrime will, against delivery of the Purchase Price, instruct its transfer agent to record in the name of BMS the Shares in book entry form (and, upon request, will deliver to BMS stock certificates registered in the name of BMS (or a wholly owned subsidiary of BMS) representing the Shares).

1.3.	Closing Date. The closing of the purchase and sale of the Shares contemplated by this Agreement (the “Closing”) will take place on March 19, 2014 (the “Closing Date”) at the offices of Hogan Lovells US LLP, 4085 Campbell Ave, Suite 100, Menlo Park CA 94025, or at such other time and place (including by electronic exchange of facsimile signatures) as may be agreed upon by FivePrime and BMS.

2.	Representations and Warranties of FivePrime. Except as specifically contemplated by this Agreement or as set forth in any of the SEC Documents (excluding any risk factor disclosure contained therein under the heading “Risk Factors”, and any disclosure of risks included in any “forward looking statement” disclaimer or any other statements that are similarly predictive or forward looking in nature), FivePrime hereby represents and warrants to BMS that:

2.1.	Organization and Qualification. FivePrime is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted as described in the SEC Documents. FivePrime is duly qualified or licensed to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned, leased or operated by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so qualified, licensed or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.2.	Authorization; Enforceability. FivePrime has all requisite corporate power and authority to execute and deliver and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by FivePrime and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares) have been duly authorized by the Board of Directors of FivePrime (the “Board”) and no further consent, authorization or corporate action of FivePrime, the Board, or FivePrime’s stockholders is required in connection with this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by FivePrime and constitutes a legal, valid and binding obligation of FivePrime enforceable against FivePrime in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.3.

Capitalization. The authorized capital stock of FivePrime, as of the close of business on September 30, 2013, consisted of 100,000,000 shares of Common Stock, of which 16,818,008 shares were issued and outstanding, and 10,000,000 shares of blank check preferred stock, par value $0.001 per share, of which no shares were issued and outstanding. No other class of capital stock or series of any class of any class of capital stock or securities convertible into capital stock of FivePrime is authorized or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, fully paid, and nonassessable. As of September 30, 2013, (a) 2,234,322 shares of Common Stock were issuable upon the exercise of stock options outstanding under FivePrime’s 2002 Equity Incentive Plan and 2010 Equity Incentive Plan at a weighted-average exercise price of $6.00 per share, (b) 3,500,000 shares of Common Stock were reserved for future issuance under

FivePrime’s 2013 Omnibus Incentive Plan, (c) 250,000 shares of Common Stock were reserved for future issuance under FivePrime’s 2013 Employee Stock Purchase Plan and (d) 2,304 shares of Common Stock were issuable upon the exercise of a warrant issued to General Electric Capital Corporation at an exercise price of $12.30 per share. Except as set forth in this Section 2.3, no other shares of FivePrime Common Stock, or any securities convertible into any capital stock of FivePrime, were issued, reserved for issuance or outstanding, and FivePrime does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than options granted under FivePrime’s stock option plans and its employee stock purchase plan. The issuance and sale of the Shares will not obligate FivePrime to issue shares of Common Stock or other securities to any Person (other than BMS) and will not result in a right of any holder of FivePrime securities to adjust the exercise, conversion, exchange or reset price under any of such securities. True and correct copies of FivePrime’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as in effect on the Effective Date, and FivePrime’s Amended and Restated Bylaws (the “Bylaws”), as in effect on the Effective Date, are each filed as exhibits to the SEC Documents.

2.4.	Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of all liens, other than restrictions on transfer provided for in this Agreement or imposed by applicable U.S. federal and state securities laws, and will not be subject to preemptive rights, rights of first refusal, purchase option, call option, subscription right or other similar rights of stockholders of FivePrime or any other Person. Assuming the accuracy of the representations and warranties of BMS in this Agreement, the Shares will be issued in compliance in all material respects with all applicable U.S. federal and state securities laws.

2.5.	No Conflicts; Government Consents.

2.5.1.	The execution, delivery and performance of this Agreement by FivePrime does not, and the consummation by FivePrime of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or require the approval of FivePrime’s stockholders, (ii) violate or conflict with, or result in a breach or violation of any provision of, constitute a default under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in the creation of any lien upon any of the properties or assets of FivePrime under, any agreement, indenture, or instrument to which FivePrime is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, settlement or decree (including United States federal and state securities laws and rules and regulations of any self-regulatory organizations to which FivePrime or its securities are subject) applicable to FivePrime or its properties or assets, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, violations, rights or liens as would not reasonably be expected to have a Material Adverse Effect.

2.5.2.	FivePrime is not required to obtain any consent, authorization or order of, or make any filing or registration with, any federal, state, local or foreign government, any court, arbitrator or tribunal, or any governmental, administrative, regulatory or self-regulatory agency, commission or authority in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof, other than such as have been made or obtained, and except for (i) any filings required to be made under federal or state securities laws, (ii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq and (iii) the filings required in accordance with Section 4.4 which, in each case, shall be made by FivePrime in compliance with all applicable laws.

2.6.	SEC Documents, Financial Statements.

2.6.1.	FivePrime has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC since September 17, 2013, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the Effective Date and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, together with the documents filed by FivePrime with the SEC pursuant to the requirements of the Securities Act prior to the Effective Date and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits), together referred to herein as the “SEC Documents”). As of their respective SEC filing dates, and only with respect to the SEC Documents filed by FivePrime pursuant to the Exchange Act, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the applicable portions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, including those filed pursuant to the Exchange Act and Securities Act, as such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended), contained (or with respect to any SEC Documents filed with the SEC after the date hereof and before the Closing will contain) any untrue statement of a material fact or omitted (or with respect to any SEC Documents filed with the SEC after the date hereof and before the Closing will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. True and complete copies of the SEC Documents are available for access by BMS via the SEC’s EDGAR system.

2.6.2.	As of their respective dates, the Financial Statements and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and fairly present in all material respects (or in the case of SEC Documents filed after the date hereof and prior to the Closing will fairly present in all material respects) the financial position of FivePrime as of the dates thereof and the results of its operations, retained earnings (loss), changes in financial position and cash flows, as the case may be, for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which FivePrime is a party, or the property or assets of FivePrime is subject, have been filed (or in the case of SEC Documents filed after the date hereof and prior to the Closing will be filed) as exhibits to the SEC Documents. All Material Agreements are valid and binding obligations of FivePrime, enforceable against FivePrime in accordance with their respective terms, and, to the knowledge of FivePrime, are valid and binding obligations of the other party thereto, enforceable against each other party thereto in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. FivePrime (w) is not, and has not received written notice that it is, in breach of, or default under any, of the Material Agreements and (x) has not received written notice of termination nor is FivePrime aware of any threats to terminate any of the Material Agreements. To the knowledge of FivePrime, (y) no counterparty to any Material Agreement is, or is alleged to be, in default under or in breach or violation of any Material Agreement and (z) no event has occurred that with the lapse of time or giving notice or both would constitute a default under, or result in a breach or violation of, any Material Agreement by FivePrime (with or without notice or lapse of time or both) except in the case of clauses (w) and (x) of the immediately preceding sentence and clauses (y) and (z) of this sentence, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.

2.6.3.

FivePrime does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected or reserved against on a balance sheet of FivePrime prepared in accordance with GAAP or the notes thereto, except for liabilities or obligations

(a) reflected or reserved against on the Financial Statements (including the notes thereto) included in the most recent balance sheet of FivePrime included in the SEC Documents filed with the SEC prior to the date of this Agreement, (b) incurred after October 1, 2013 in the ordinary course of business or (c) that were not material to FivePrime.

2.7.	Disclosure Controls and Procedures. FivePrime has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are effective in all material respects to ensure that material information relating to FivePrime is made known to its chief executive officer and chief financial officer by others within those entities. FivePrime’s certifying officers have evaluated the effectiveness of FivePrime’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). FivePrime presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in FivePrime’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) or, to FivePrime’s knowledge, in other factors that could significantly affect FivePrime’s internal control over financial reporting.

2.8.	Accounting Controls. FivePrime maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9.	Absence of Litigation. As of the Effective Date, there is no action, suit, claim, audit, proceeding or investigation pending before or by any court, public board, government agency, self-regulatory organization or body pending or, to FivePrime’s knowledge, threatened against FivePrime that if determined adversely to FivePrime would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to impair the ability of FivePrime to perform its obligations under this Agreement.

2.10.	Placement Agents. FivePrime has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.11.	No Material Adverse Change. Since December 31, 2013, except as described or referred to in the SEC Documents, there has not been any change in the assets, business, properties, financial condition or results of operations of FivePrime or other event or occurrence that would reasonably be expected to have a Material Adverse Effect. Since December 31, 2013, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by FivePrime on any class of capital stock, (ii) FivePrime has not purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, except issued pursuant to existing FivePrime stock option plans, (iii) FivePrime has not issued any equity securities to any officer, director or Affiliate, except issued pursuant to existing FivePrime stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Documents, (iv) FivePrime has not sustained any material loss or interference with FivePrime’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, (v) FivePrime has not incurred any material liabilities except in the ordinary course of business and (vi) FivePrime has not altered materially its method of accounting or the manner in which it keeps its accounting books and records. Except for the Collaboration Agreement and the issuance of the Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to FivePrime or its business, properties, operations or financial condition, that would be required to be disclosed by FivePrime under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

2.12.	The Nasdaq Global Select Market. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act. FivePrime has taken no action designed to terminate the registration of the Common Stock under the Exchange Act and FivePrime has not received any notification that the SEC is contemplating terminating such registration. The Common Stock is listed on The Nasdaq Global Select Market, and there are no proceedings pending or, to the knowledge of FivePrime, threatened to revoke or suspend such listing or the listing of the Shares. FivePrime is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements.

2.13.	No Registration Rights. Except as disclosed in the SEC Documents and as otherwise contemplated by this Agreement, no Person has the right to (i) prohibit FivePrime from filing a Registration Statement or (ii) require FivePrime to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which FivePrime is a party.

2.14.

Compliance. FivePrime (i) is in compliance in all respects with all material laws applicable to its business or operations, (ii) is not in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is not nor has it been in violation in any respect of any statute, rule, ordinance or regulation of any governmental authority, including all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except for the matters contemplated in clauses (ii) and (iii) of this sentence, as would not reasonably be expected to result in a Material Adverse Effect.

2.15.	No General Solicitation. Neither FivePrime nor, to FivePrime’s knowledge, any Person acting on behalf of FivePrime has offered or sold any of the Shares by means of any form of general solicitation or general advertising.

3.	BMS’ Representations and Warranties. BMS represents and warrants to FivePrime with respect to itself and its purchase hereunder, that:

3.1.	Investment Purpose. BMS is purchasing the Shares for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of such Shares except in accordance with the provisions of Section 6 or as would not otherwise result in a violation of the Securities Act. BMS will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the provisions of Section 6 or pursuant to and in accordance with the Securities Act.

3.2.	Reliance on Exemptions. BMS understands that the Shares are being offered and sold to it in reliance by FivePrime upon specific exemptions from the registration requirements of United States federal and state securities laws and that FivePrime is relying upon the truth and accuracy of, and BMS’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of BMS set forth herein in order to determine the availability of such exemptions and the eligibility of BMS to acquire the Shares.

3.3.	Information. Assuming the accuracy of FivePrime’s representations and warranties in Section 2, BMS has been furnished by FivePrime with or has had access to all materials relating to the business, finances and operations of FivePrime reasonably necessary to make an investment decision, and materials relating to the offer and sale of the Shares, that BMS has requested, including the SEC Documents, and BMS has had the opportunity to review the SEC Documents. BMS has been afforded the opportunity to ask questions of FivePrime regarding FivePrime, including all aspects of FivePrime’s business, operations, financial condition, prospects, intellectual property and pending disputes. Neither such inquiries nor any other investigation conducted by or on behalf of BMS or its representatives or counsel shall modify, amend or affect BMS’ right to rely on the truth, accuracy and completeness of the SEC Documents and FivePrime’s representations and warranties contained in the Agreement.

3.4.	Acknowledgement of Risk.

3.4.1.	BMS acknowledges and understands that its investment in the Shares involves a significant degree of risk, including (i) FivePrime remains an early stage business and requires substantial funds in addition to the proceeds from the sale of the Shares; (ii) an investment in FivePrime is speculative, and only investors who can afford the loss of their entire investment should consider investing in FivePrime and the Shares; (iii) BMS may not be able to liquidate its investment; (iv) transferability of the Shares is extremely limited; (v) in the event of a disposition of the Shares, BMS could sustain the loss of its entire investment; and (vi) FivePrime has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. BMS acknowledges that risk factors related to FivePrime and an investment in FivePrime are more fully set forth in the SEC Documents and that BMS has reviewed such risk factors;

3.4.2.	BMS is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares; and

3.4.3.	BMS has, in connection with its decision to purchase Shares, not relied upon any representations, warranties or other information (whether oral or written) of or related to FivePrime other than those representations and warranties of FivePrime specifically set forth herein, and BMS has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of BMS’ own counsel and, except in the context of the negotiation of this Agreement, has not relied upon or consulted any counsel to FivePrime.

3.5.	Governmental Review. BMS understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

3.6.	Transfer or Resale. BMS understands that:

3.6.1.	the Shares have not been and are not being registered under the Securities Act (other than as contemplated in Section 6) or any applicable state securities laws and, consequently, BMS may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act, as contemplated in Section 6; (ii) BMS has delivered to FivePrime an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144;

3.6.2.	any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

3.6.3.	except as set forth in Section 6, neither FivePrime nor any other Person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.7	Legends. BMS understands the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

3.8.	Authorization; Enforcement. BMS has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. BMS has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of BMS enforceable in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.9.	No Short Sales. Between the time BMS learned about the sale of the Shares and the public announcement of the Collaboration Agreement and sale of the Shares, BMS has not engaged in any short sales or similar transactions with respect to the Common Stock or any derivative thereof, nor has BMS, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock or any derivative thereof, including and in each case, in any transaction aimed, directly or indirectly, at affecting the price of the Common Stock listed on Nasdaq for purposes of the transactions contemplated by this Agreement.

3.10.	BMS Status. At the time BMS was offered the Shares, it was, and at the Effective Date it is, an “accredited investor” as defined in Rule 501(a) of the Securities Act.

4.	Covenants.

4.1.	Reporting Status. The Common Stock is registered under Section 12 of the Exchange Act. During the Registration Period, FivePrime will timely file with the SEC all quarterly and annual reports and other information, documents and reports that are required to be filed with the SEC pursuant to Section 13 of the Exchange Act, and FivePrime agrees that it will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

4.2.	Expenses. FivePrime and BMS are liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including attorneys’ and consultants’ fees and expenses.

4.3.	Financial Information. The financial statements of FivePrime to be included in any documents filed with the SEC will be prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements or may conform to the SEC’s rules and instructions for Reports on Form 10-Q) and will fairly present in all material respects the financial position of FivePrime as of the dates thereof and the results of its operations, retained earnings (loss), changes in financial position and cash flows, as the case may be, for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

4.4.	Securities Laws Disclosure; Publicity. On or before the fourth Business Day following the Effective Date, FivePrime shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and the Collaboration Agreement. FivePrime shall provide BMS an opportunity to review and comment on the disclosure to be included in such Current Report on Form 8-K; provided, however, that BMS’ consent shall not be required to file such Current Report on Form 8-K. Except for the Current Report on Form 8-K contemplated by this Section 4.4, all publicity or other public announcement regarding this Agreement or the Collaboration Agreement shall be issued only in accordance with Section 9.6 of the Collaboration Agreement.

4.5.	Sales by BMS. In the event of a decision by BMS to sell any Shares held by it, BMS will sell such Shares in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. BMS will not make any sale, transfer or other disposition of the Shares in violation of federal or state securities laws.

4.6.	Form D; Blue Sky Filings. FivePrime agrees to file a Form D with respect to the Shares as required under Regulation D of the Securities Act. FivePrime, on or before the Closing Date, shall take such action as FivePrime shall reasonably determine is necessary in order to obtain an exemption from, or to qualify the Shares for, sale to BMS at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon the written request of BMS.

5.	Conditions to Closing.

5.1.	Conditions to Obligations of FivePrime. FivePrime’s obligation to complete the purchase and sale of the Shares and deliver such Shares to BMS is subject to the waiver by FivePrime or fulfillment as of the Closing Date of the following conditions:

5.1.1.	Receipt of Funds. FivePrime shall have received immediately available funds in the full amount of the aggregate Purchase Price.

5.1.2.	Representations and Warranties. The representations and warranties made by BMS in Section 3 shall be true and correct in all material respects as of the Closing Date.

5.1.3.	Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by BMS on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.1.4.	Blue Sky. FivePrime shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

5.1.5.	Nasdaq Qualification. The Shares to be issued shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq.

5.1.6.	Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

5.1.7.	No Governmental Prohibition. The sale of the Shares by FivePrime shall not be prohibited by any law or governmental order or regulation.

5.1.8.	Consents. FivePrime shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect.

5.1.9.	Lockup. BMS shall have entered into a “lock-up” agreement, substantially in the form of Exhibit B hereto.

5.2.	Conditions to BMS’ Obligations at the Closing. BMS’ obligation to complete the purchase and sale of the Shares is subject to the waiver by BMS or fulfillment as of the Closing Date of the following conditions:

5.2.1.	Representations and Warranties. The representations and warranties made by FivePrime in Section 2 shall be true and correct in all material respects as of the date when made and as of the Closing Date (except for those representations and warranties that are qualified as to materiality, in which case such representations and warranties shall be true in correct in all respects).

5.2.2.	Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by FivePrime on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.2.3.	Blue Sky. FivePrime shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

5.2.4.	Transfer Agent Instructions. FivePrime shall have delivered to its transfer agent irrevocable instructions to issue to BMS, or in such nominee name(s) as designated by BMS, the Shares or, if requested by BMS, one or more certificates registered in the name of BMS (or a wholly owned subsidiary of BMS) representing such Shares.

5.2.5.	Nasdaq Qualification. The Shares to be issued shall be duly authorized for listing by Nasdaq, subject to official notice of issuance, to the extent required by the rules of Nasdaq.

5.2.6.	Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

5.2.7.	No Governmental Prohibition. The sale of the Shares by FivePrime shall not be prohibited by any law or governmental order or regulation.

5.2.8.	Consents. FivePrime shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect.

5.2.9.	No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, either (i) in writing by the SEC or Nasdaq or (ii) by falling below the minimum listing maintenance requirements of Nasdaq.

5.2.10.	Collaboration Agreement. Each of FivePrime and BMS shall have executed and delivered the Collaboration Agreement.

6.	Registration Rights.

6.1.	Registration Demand Rights.

6.1.1.	FivePrime shall use its best efforts to qualify under the Securities Act for registration of its shares of Common Stock on Form S-3 or any comparable or successor form or forms (the “S-3 Registration Statement”) by September 30, 2014. At any time after FivePrime has qualified for the use of Form S-3, BMS shall have the right to request registration of any Shares held by it on Form S-3 (such requests shall be in writing and shall state the number of Shares to be disposed of).

6.1.2.	FivePrime shall not be obligated to effect any registration under Section 6.1.1 if (and only if):

(a)	BMS proposes to sell Shares on Form S-3 at an aggregate price to the public of less than $1,000,000; or

(b)	in the good faith judgment of the Board, the Board concludes that it is essential to defer the filing of such registration statement at such time because such registration would (1) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving FivePrime; (2) require premature disclosure of material information that FivePrime has a bona fide business purpose for preserving as confidential; or (3) render FivePrime unable to comply with requirements under the Securities Act or Exchange Act.

If FivePrime refuses to effect the registration pursuant to Section 6.1.2(b), FivePrime shall furnish to BMS a certificate signed by the Chief Executive Officer of FivePrime stating that in the good faith judgment of the Board, it would be materially detrimental to FivePrime for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement. FivePrime shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of BMS, provided that FivePrime shall not defer its obligation in this manner more than twice in any twelve (12) month period.

6.1.3.	FivePrime shall as soon as practicable following its receipt of a request from BMS under Section 6.1.1 file and use its commercially reasonable efforts to effect such registration (including filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution by BMS of all or such portion of such Shares as are specified in such request.

6.2.	FivePrime shall bear all Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.1. BMS shall bear all Selling Expenses relating to the sale of Shares registered by or on behalf of BMS.

6.3.	In the case of the registration, qualification, exemption or compliance effected by FivePrime pursuant to this Agreement, FivePrime shall, upon reasonable request, inform BMS as to the status of such registration, qualification, exemption and compliance. At its expense FivePrime shall:

6.3.1.	except for such times as FivePrime is permitted hereunder to suspend the use of the prospectus forming part of the S-3 Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws that FivePrime determines to obtain, continuously effective with respect to BMS, and to keep the S-3 Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the second anniversary of the effective date of the S-3 Registration Statement or (ii) the date all Shares held by BMS may be sold without restriction under Rule 144, including any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144. The period of time during which FivePrime is required hereunder to keep a S-3 Registration Statement effective is referred to herein as the “Registration Period”.

6.3.2.	advise BMS within three (3) Business Days:

(a)	when a S-3 Registration Statement or any amendment thereto has been filed with the SEC and when the S-3 Registration Statement or any post-effective amendment thereto has become effective;

(b)	of any request by the SEC for amendments or supplements to the S-3 Registration Statement or the prospectus included therein or for additional information;

(c)	of the issuance by the SEC of any stop order suspending the effectiveness of the S-3 Registration Statement or the initiation of any proceedings for such purpose;

(d)	of the receipt by FivePrime of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(e)	of the occurrence of any event that requires the making of any changes in the S-3 Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

6.3.3.	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the S-3 Registration Statement as soon as reasonably practicable;

6.3.4.	if BMS so requests in writing, promptly furnish to BMS, without charge, at least one copy of the S-3 Registration Statement and each post-effective amendment thereto, including financial statements and schedules;

6.3.5.	during the Registration Period, promptly deliver to BMS, without charge, as many copies of each prospectus included in the S-3 Registration Statement and any amendment or supplement thereto as BMS may reasonably request in writing; and FivePrime consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by BMS in connection with the offering and sale of the Shares covered by a prospectus or any amendment or supplement thereto;

6.3.6.	during the Registration Period, if BMS so requests in writing, deliver to BMS, without charge, one copy of the following documents, other than those documents available via the SEC’s EDGAR system: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with GAAP by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of the S-3 Registration Statement (the foregoing, in each case, excluding exhibits);

6.3.7.	prior to any public offering of Shares pursuant to the S-3 Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as BMS reasonably request in writing, provided that FivePrime shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Shares covered by the S-3 Registration Statement;

6.3.8.	upon the occurrence of any event contemplated by Section 6.3.2(e), except for such times as FivePrime is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the S-3 Registration Statement, FivePrime shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such S-3 Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

6.3.9.	otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC that could affect the sale of the Shares;

6.3.10.	use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which equity securities issued by FivePrime have been listed;

6.3.11.	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby and to enable BMS to sell Shares under Rule 144;

6.3.12.	permit counsel for BMS to review any S-3 Registration Statement and all amendments and supplements thereto, within two (2) Business Days prior to the filing thereof with the SEC; provided that, in the case of Section 6.3.13 , FivePrime shall not be required (A) to delay the filing of the S-3 Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of BMS or to incorporate any comments to any S-3 Registration Statement or any amendment or supplement thereto by or on behalf of BMS if such inquiry or comments would require a delay in the filing of such S-3 Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, BMS or its representatives with material, non-public information unless BMS agrees to receive such information and enters into a written confidentiality agreement with FivePrime in a form reasonably acceptable to FivePrime; and.

6.3.13.	if requested by BMS, cooperate with BMS to facilitate the timely preparation and delivery of certificates representing Shares to be delivered to a transferee pursuant to the S-3 Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Shares to be in such denominations and registered in such names as BMS may reasonably request.

6.4.	To the extent the resale of the Shares is registered under the Securities Act pursuant to an effective Registration Statement, FivePrime agrees to promptly (i) authorize the removal of the legend set forth in Section 3.7 and any other legend not required by applicable law from such Shares and (ii) cause its transfer agent to issue such Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”) upon surrender of any stock certificates evidencing such Shares. With respect to any Shares for which restrictive legends are removed pursuant to Section 6.5, BMS agrees to only sell such Shares when and as permitted by the effective Registration Statement covering such resale and in accordance with applicable securities laws and regulations. Any fees (with respect to FivePrime’s transfer agent, counsel or otherwise) associated with the removal of such legend(s) shall be borne by FivePrime.

6.5.	BMS may request that FivePrime remove, and FivePrime agrees to authorize the removal of any legend from the Shares (i) following any sale of the Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144 following the expiration of the six-month holding requirement under subparagraphs (b)(1)(i) and (d) thereof. Following the time a legend is no longer required for the Shares under this Section 6.5, FivePrime will, no later than five (5) Business Days following the delivery by BMS to FivePrime or FivePrime’s transfer agent of a legended certificate representing such securities, (A) deliver or cause to be delivered to BMS a certificate representing such securities that is free from all restrictive and other legends or (B) at the request of BMS, cause its transfer agent to issue such Shares without such legends to BMS by electronic delivery at the applicable balance account at the DTC. The failure to timely deliver certificates without restrictive legends by the Legend Removal Date shall not be a breach of the foregoing covenant if such delay is solely due to the action or inaction of FivePrime’s transfer agent and if FivePrime has taken reasonable steps necessary to facilitate the removal of such legends. Certificates for the Shares subject to legend removal hereunder may be transmitted by FivePrime’s transfer agent to BMS by crediting the account of BMS’ prime broker with DTC as directed by BMS.

6.6.	BMS shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

6.7.	Suspension of Disposition; Certain Covenants.

6.8.1	BMS agrees that, upon receipt of any notice from FivePrime of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Shares so that, as thereafter delivered to BMS, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, BMS will forthwith discontinue disposition of Shares pursuant to the Registration Statement and prospectus contemplated by Section 6.1 until its receipt of copies of the supplemented or amended prospectus from FivePrime and, if so directed by FivePrime, BMS shall deliver to FivePrime all copies, other than permanent file copies then in BMS’ possession, of the prospectus covering such Shares current at the time of receipt of such notice.

6.8.2	BMS shall suspend, upon request of FivePrime, any disposition of Shares pursuant to the Registration Statement and prospectus contemplated by Section 6.1 during no more than two (2) periods of no more than ninety (90) calendar days each during any twelve (12) month period to the extent that the Board determines in good faith that the sale of Shares under any the Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

6.8.3.	As a condition to the inclusion of its Shares in the Registration Statement, BMS shall furnish to FivePrime such information regarding BMS and the distribution proposed by BMS as FivePrime may reasonably request in writing, including completing a Registration Statement Questionnaire in the form provided by FivePrime or in a mutually agreeable form, or as shall be required in connection with any registration referred to in this Section 6.

6.8.4.	BMS hereby covenants with FivePrime (i) not to make any sale of the Shares under the Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Shares are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify FivePrime at least three (3) Business Days prior to the date on which BMS first offers to sell any such Shares.

6.8.5.	BMS agrees not to take any action with respect to any distribution deemed to be made pursuant to the Registration Statement that would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

6.8.6.	At the end of the Registration Period BMS shall discontinue sales of Shares pursuant to the Registration Statement upon receipt of notice from FivePrime of its intention to remove from registration the Shares covered by the Registration Statement that remain unsold, and BMS shall notify FivePrime of the number of Shares registered that remain unsold immediately upon receipt of such notice from FivePrime.

6.9.	With a view to making available to BMS the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Shares to the public without registration, so long as BMS still own Shares, FivePrime shall use its reasonable best efforts to:

6.9.1.	make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

6.9.2.	file with the SEC in a timely manner all reports and other documents required of FivePrime under the Exchange Act.

6.10.	The rights of BMS under any provision of this Section 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended only by an instrument in writing signed by BMS.

7.	Indemnification

7.1.

To the extent permitted by law, FivePrime shall indemnify BMS and each Person who controls BMS within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, and hold them harmless against all claims, losses, liabilities, costs, damages, deficiencies, assessments, fines, judgments, fees, costs or expenses (including reasonable legal fees and expenses and other out-of-pocket costs incurred in investigating, preparing and defending the foregoing) (collectively, “Losses”), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 7.3), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the S-3 Registration Statement, prospectus, any amendment or supplement thereof, or other document prepared by FivePrime and incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by FivePrime of any rule or regulation promulgated under the Securities Act applicable to FivePrime and relating to any action or inaction required of FivePrime in connection with any such registration, qualification or compliance, and will reimburse BMS and each Person controlling BMS, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such Loss or action as incurred; provided, however, that FivePrime will not be liable: (a) in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to FivePrime by or on behalf of BMS for use in preparation of the S-3 Registration Statement, prospectus, amendment or supplement; or (b) in any such case to the extent that the Loss arises out of or is related to the failure of BMS to comply with the covenants and agreements contained in this Agreement respecting sales of Shares, and provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the S-3 Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act that meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of BMS, if a copy of a Final Prospectus was furnished by FivePrime to BMS at or prior to the time BMS is required under the Securities Act to furnish a prospectus to the Person asserting the Loss and such Final Prospectus was not furnished by BMS to such Person and the Final Prospectus would have cured the defect giving rise to such Loss.

7.2.

BMS will indemnify FivePrime, each of its directors and officers, and each Person who controls FivePrime within the meaning of Section 15 of the Securities Act, and hold them harmless against all Losses, including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 7.3), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the S-3 Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse FivePrime, such directors and officers, and each Person controlling FivePrime for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any Loss or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to FivePrime by or on behalf of BMS for use in preparation of the S-3 Registration Statement, prospectus, amendment or supplement. Notwithstanding the foregoing, BMS’ aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by BMS from the sale of the Shares.

7.3.	Each party entitled to seek indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

7.4.	If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Loss referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such Loss as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8.	Definitions.

8.1.	“Agreement” has the meaning set forth in the preamble.

8.2.	“Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

8.3.	“BMS” has the meaning set forth in the Preamble.

8.4.	“Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

8.5.	“Bylaws” has the meaning set forth in Section 2.3.

8.6.	“Closing” has the meaning set forth in Section 1.3.

8.7.	“Closing Date” has the meaning set forth in Section 1.3.

8.8.	“Collaboration Agreement” has the meaning set forth in the Recitals.

8.9.	“Common Stock” has the meaning set forth in the Recitals.

8.10.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

8.11.	“Final Prospectus” has the meaning set forth in Section 6.5.1.

8.12.	“Financial Statements” means the balance sheets, the statements of income, changes in shareholders’ equity and cash flows of FivePrime included in or incorporated by reference into the SEC Documents (including the related notes and schedules).

8.13.	“FivePrime” has the meaning set forth in the Preamble.

8.14.	“Indemnified Party” has the meaning set forth in Section 6.5.3.

8.15.	“Indemnifying Party” has the meaning set forth in Section 6.5.3.

8.16.	“Material Adverse Effect” means a material adverse effect on (a) the business, operations, prospects, assets or condition (financial or otherwise) of FivePrime, or (b) the ability of FivePrime to perform in any material respect on a timely basis its obligations pursuant to the transactions contemplated by this Agreement.

8.17.	“Material Agreements” has the meaning set forth in Section 2.6.

8.18.	“Nasdaq” means The Nasdaq Stock Market LLC.

8.19.	“Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

8.20.	“Purchase Price” has the meaning set forth in Section 1.1.

8.21.	The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

8.22.	“Registration Expenses” means all expenses incurred by FivePrime in complying with Section 6.1, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for FivePrime, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for BMS).

8.23.	“Registration Period” has the meaning set forth in Section 6.3.1.

8.25.	“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

8.26.	“Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule.

8.27.	“S-3 Registration Statement” means any one or more registration statements of FivePrime filed pursuant to Rule 415 on Form S-3 the Securities Act that covers the resale of any of the Shares pursuant to the provisions of this Agreement (and amendments and supplements to such S-3 Registration Statements, including post-effective amendments.

8.28.	“SEC” means the United States Securities and Exchange Commission.

8.29.	“SEC Documents” has the meaning set forth in Section 2.6.

8.30.	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

8.31.	“Selling Expenses” means all selling commissions applicable to the sale of Shares and all fees and expenses of legal counsel for BMS.

8.32.	“Shares” has the meaning set forth in Section 1.1.

8.33.	“Trading Day” means any day on which the Common Stock is traded on Nasdaq, or, if Nasdaq is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

9.	Governing Law; Miscellaneous.

9.1	Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws. Each Party agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s address set forth in Section 9.4 shall be effective service of process for any action, suit or proceeding brought against such Party.

9.2.	Waiver of Jury Trial. Each Party waives to the fullest extent permitted by applicable law any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each Party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth in this Section 9.2.

9.3.	Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect of the subject matter hereof. This Agreement may be amended, or any terms hereof modified or waived, only by a written instrument duly executed by authorized representatives of both parties hereto. Any amendment or waiver by a party effected in accordance with this Section 9.3 shall be binding upon such party, including with respect to any Shares purchased under this Agreement at the time outstanding and held by such party and each future holder of all such Shares.

9.4.	Notices. All notices that are required or permitted hereunder shall be in writing and sufficient if (i) delivered personally, (ii) sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail, or internationally recognized express courier (e.g., Federal Express), (iii) sent by internationally recognized express courier or (iv) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to FivePrime:	Five Prime Therapeutics, Inc. Two Corporate Drive South San Francisco, CA 94080 Attention: General Counsel Telefax Number: (650) 365-5602

With a copy (which shall not constitute notice) to:	Hogan Lovells US LLP 4085 Campbell Ave., Suite 100 Menlo Park, CA 94025 Attention: Laura Berezin Telefax Number: (650) 463-4199

If to BMS:	Bristol-Myers Squibb Company 345 Park Avenue New York, New York 10154 Attention: General Counsel Telefax Number: (212) 546-9562

With a copy (which shall not constitute notice) to:	Bristol-Myers Squibb Pharmaceutical Group Route 206 & Province Line Road Princeton, New Jersey 08543 Attention: Associate General Counsel, Transactional Practice Group Telefax Number: (609) 252-4014

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith (which notice a Party may provide by email in accordance with this Section 9.4). Any such notice shall be deemed to have been given: (i) when delivered, if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (ii) on the Business Day of scheduled delivery, if sent by internationally recognized express courier; or (iii) on the fifth Business Day following the date of mailing, if sent by mail. Any notice delivered via email pursuant to the preceding sentence shall be deemed to have been given when transmitted on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day party will provide ten days’ advance written notice to the other parties of any change in its address.

9.5.	Successors and Assigns. FivePrime will not assign this Agreement or any rights or obligations hereunder without the prior written consent of BMS; provided, however, that no such consent shall be required in connection with any acquisition of FivePrime or a majority of the outstanding shares of Common Stock or a sale of all or substantially all of the assets of FivePrime, in each case in a single or series of related transactions, or in the case of any other assignment by operation of law. BMS shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of FivePrime; provided, however, that no such consent shall be required in connection with (i) any acquisition of BMS or a majority of the outstanding shares of common stock of BMS or a sale of all or substantially all of the assets of BMS, in each case in a single or series of related transactions, or in the case of any other assignment by operation of law or (ii) any assignment by BMS to any direct or indirect wholly owned subsidiary or subsidiaries of BMS. Any attempted assignment not in accordance with this Section 9.5 shall be null and void and of no legal effect. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.

9.6.	Third Party Beneficiaries. The parties agree that no provision of this Agreement be for the benefit of, or shall be enforceable by, any Third Party, including any creditor of either Party.

9.7.	Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by FivePrime and BMS herein shall survive for a period of two (2) years following the Effective Date.

9.8.	Headings. The captions to the several Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections and subsections hereof.

9.9.	Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as are reasonably necessary to carry out the purposes and intent of this Agreement.

9.10.	Severability. If any court of competent jurisdiction shall hold any one or more of the provisions of this Agreement invalid or unenforceable, which holding neither Party appeals or may not be appealed, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

9.11.	Waiver. No waiver or release of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by the waiving Party. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any provision hereunder or of any breach of any provision hereof shall not be deemed to be a continuing waiver or a waiver of any other breach of such provision (or any other provision) on such occasion or any succeeding occasion.

9.12.	Cumulative Remedies. Unless as specified, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

9.13.	Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

9.14.	Certain Conventions. Any reference in this Agreement to a Section, subsection, paragraph or clause shall be deemed to be a reference to a Section, subsection, paragraph or clause, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) references to “day” mean calendar days, (e) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to,” “without limitation,” “inter alia” or words of similar import, and (f) the word “or” shall not be deemed to be used in the exclusive sense and shall instead be used in the inclusive sense to mean “or”, unless the context is clear that only one of the options described may apply.

9.15.	Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally blank; signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

Bristol-Myers Squibb Company		Five Prime Therapeutics, Inc.

By:	/s/ Carl P. DeCicco	By:	By: /s/ Lewis T. Williams
Name:	Carl P. DeCicco	Name:	Lewis T. Williams
Title:	SVP Head of Discovery	Title:	President and Chief Executive Officer

Exhibit A

Example 1: Purchase Price Calculation

If the volume weighted average closing price plus premium is below $22.87 per share, then the following calculation will apply:

D	=	(A * (1 + B)) * C
D	=	Purchase Price

A	=	the volume weighted average closing price of the Common Stock as reported on NASDAQ during the twenty (20) trading day period ending on the date immediately preceding the earlier of (i) the Effective Date and (ii) the date on which FivePrime publicly announces the execution and delivery by the Parties of the Collaboration Agreement.

As an example: $17.00 volume weighted average closing price per share

B	=	30 percent

C	=	Equal to 4.9% of total outstanding common stock As an example: 1,000,000 shares

D	=	Based on the above example assumptions, the purchase price will be calculated as follows: ($17.00 * (1 + 30%)) * 1,000,000 = $22,100,000 or $22.1 Per Share

Example 2: Purchase Price Calculation

If the volume weighted average closing price plus premium is greater than or equal to $22.87 per share, then the following calculation will apply:

C	=	A * B
C	=	Purchase Price

A	=	$22.87 Per Share

B	=	Equal to 4.9% of total outstanding common stock As an example: 1,000,000 shares

C	=	Based on the above example assumptions, the purchase price will be calculated as follows:

$22.87 * 1,000,000 = $22,870,000 or $22.87 Per Share

In each case, the actual purchase price per share as calculated above will be rounded to the nearest whole cent.

Exhibit B

Form of Lock-Up Agreement

This Lockup Agreement (this “Agreement”), effective as of March 14, 2014 (the “Effective Date”), is entered into by and between Bristol-Myers Squibb Company, a Delaware corporation (“BMS”), and Five Prime Therapeutics, Inc., a Delaware corporation (“FivePrime”).

WHEREAS, FivePrime and BMS are entering into, among other agreements, a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which BMS will purchase shares of FivePrime’s common stock, par value $0.001 per share (the “Shares”).

WHEREAS, on February 6, 2014, FivePrime conducted a public offering of its common stock (the “Offering”), in which Jefferies LLC, BMO Capital Markets Corp., and Wells Fargo Securities, LLC served as the representatives of underwriters of the Offering (collectively, the “Representatives”).

WHEREAS, pursuant to the terms of the transaction documents in the Offering, FivePrime is required to obtain a lockup from BMS in connection with the Stock Purchase Agreement.

NOW, THEREFORE, in consideration for entering into the Stock Purchase Agreement, BMS hereby agrees that, during the Lock-up Period, BMS will not, without the prior written consent of the Representatives, which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing restrictions shall not apply to transfer of Shares or Related Securities to any wholly owned subsidiary of BMS, if, in any such case, such transfer is not for value; provided, however, that in any such case, it shall be a condition to such transfer that:

•	each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this Agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this Agreement (as if such transferee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer.

BMS also agrees and consents to the entry of stop transfer instructions with FivePrime’s transfer agent and registrar against the transfer of Shares or Related Securities held by BMS, except in compliance with the foregoing restrictions.

BMS confirms that it has not, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of FivePrime to facilitate the sale of the Shares. BMS will not, directly or indirectly, any such action.

BMS hereby represents and warrants that it has full power, capacity and authority to enter into this Agreement. This Agreement is irrevocable and will be binding on BMS and the successors, heirs, personal representatives and assigns of the undersigned.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized signatories as of the Effective Date.

Bristol-Myers Squibb Company	Five Prime Therapeutics, Inc.

By:	By:

Name:	Name:

Title:	Title:

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the Agreement:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Lock-up Period” shall mean the period beginning on Effective Date of the Stock Purchase Agreement and continuing through the close of trading on May 7, 2014.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position,

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.